UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

Amendment 1 to
                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  August 25, 2006
                              ROCKETINFO, INC.
         (Exact name of registrant as specified in its charter)

           Delaware                                    98-0196717
         (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization                Identification No.)

     3101 West Coast Highway, Suite 210, Newport Beach, CA 92660
 (Address of principal executive offices)               (Zip Code)

Registrant's Telephone number, including area code:  (949) 548-0223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)




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ITEM 8.01 Other Events

RBH Consulting Agreement.

On August 25, 2006, Rocketinfo entered into a consulting agreement with RBH Consulting, Inc., providing the services of Robin Hutchison.
During the term of this Agreement, the Consultant agrees to hold the non-executive officer, non-employee position of Chairman of the Board of Directors and agrees to serve as a member of the Board of Directors of Rocketinfo.

   Specifically, but not exclusively, Consultant?s duties and responsibilities will be:
(a)   to be present at all meetings of the Board and stockholders;

(b) to assist the Chief Executive Officer in creating such committees of the Board as deemed prudent and advisable for the management of Rocketinfo, to assist in the designation of the membership of such Board committees and to assist in the designation of the powers of the Board that such committees shall have and may exercise in the management of the affairs of Rocketinfo, in each case subject to the approval of the full Board;

(c)   to nominate, in consultation with the President and Chief
Executive Officer of Rocketinfo, the two next successive qualified additional members:

(i)   for election to the Board by the Board prior to the next
Annual Meeting of Stockholders, or

(ii) for nomination by the Board for election to the Board at the next Annual Meeting of Stockholders, or

(iii) for election to the Board by the Board subsequent to the next Annual Meeting of Stockholders but prior to the Annual Meeting of Stockholders in May, 2007, such nominees to be so elected or nominated by the Board unless the Board reasonably determines that such nominees are not qualified to serve as members of the Board;

(d) to provide support and guidance to the senior management of Rocketinfo in their efforts:
(i) to manage and direct the strategic development and implementation of Rocketinfo's business plan, and
(ii) to assist in the securing, promote and maintain the appropriate financing and capital structure of Rocketinfo.

The Consultant shall report directly to and serve at the discretion of the Board.

Compensation. Upon signing the consulting agreement, Consultant was granted in the name of RBH Consulting Inc., 1,600,000 share purchase warrants. Each whole Warrant is exercisable for one share of common stock of Rocketinfo at an exercise price of US$ 0.10 per share at any time from the date of issuance and to the second anniversary date from the date of issuance.

     Rocketinfo will not pay any additional fees to Consultant until it has completed its financing (either debt or equity) of US$2,500,000


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     As additional compensation for services rendered by the Consultant under this Agreement, Rocketinfo shall grant the Consultant in the name of RBH Consulting Inc., the right and option to purchase shares of 2,000,000 shares of Common Stock of Rocketinfo at $0.20 per share.

      Rocketinfo shall reimburse the Consultant for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder.

Rocketinfo Inc. and RBH Consulting inc., g, (providing the services of Robin Hutchison) will revise the Consulting Agreement which terms will replace the terms of the Consulting Agreement when Rocketinfo has raised US$2,500,000 in either debt or equity funding. The terms of the Consulting Agreement will be amended to include the following:

     1.   Term.   The term of the revised Agreement shall commence on
completion of Rocketinfo raising US$2,500,000 in either debt or equity financing and shall terminate on December 31, 2009, unless renewed or terminated prior thereto.

     2.   Compensation.   In addition to the warrants and options
previously granted, Consultant shall receive the following:

(a) Base Fee. During the term of the Agreement, Consultant will be paid an minimum annual Base Fee based as follows, or as my be determined by the compensation committee of Rocketinfo;

 PERIOD                            ANNUAL BASE FEE
 ------                            ---------------
Financing Date through
 December 31, 2006                      $120,000

 January 1, 2007 through
 December 31, 2007                      $120,000

 January 1, 2008 through
 December 31, 2008                      $120,000

 January 1, 2009 through
 December 31, 2009                      $120,000


     Directors and Officers Insurance. Rocketinfo will use its best efforts to obtain directors and officers insurance within three months of signing the Agreement.




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ITEM 9.0.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1   Consulting Agreement with RBH Consulting, Inc.
   incorporated by reference to Form 8-K filed on September 26, 2006



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 18, 2006


ROCKETINFO, INC.

   /s/Marco Hegyi
By:-------------------------------
   Marco Hegyi
   Chief Executive Officer